Exhibit 10.3

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT, dated as of December 28, 2009 is made by and between Title Starts Online, Inc., a Nevada corporation (“Company”), and Bowden Transportation, Ltd. (“Investor”).

WHEREAS, the Investor loaned Advanced Mechanical Products, Inc., a wholly owned subsidiary of the Company, $20,000 (the “Loan”) on December 21, 2009 in accordance with the 6% Secured Promissory Note dated December 21, 2009 (the “Note”), which is attached hereto as Exhibit A; and

WHEREAS, pursuant to the terms of the Note, the Company and the Investor wish to convert the Loan into 500 shares of Series A Preferred Stock, par value $0.001 per share (“Shares”) of the Company; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties agree as follows:

1.            Conversion. The Company and Investor hereby agree that Loan shall convert into the Shares upon execution of this Conversion Agreement.

2.            Delivery. Within ten (10) business days of the date of this Conversion Agreement, the Company shall deliver the Shares represented by a stock certificate  to Investor.

3.            Further Assurances. In connection with the issuance of the Shares, the Investor, by entering into this Conversion Agreement, agrees to execute all agreements and other documents as reasonably requested by the Company.

4.            Investor Representations and Warranties and Covenants. The Investor represents, warrants and covenants to the Company as follows:

a.  No Registration. Investor understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) and are being issued by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

b.  Investment Intent. Investor is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Investor further represents that it will not violate the Securities Act and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Shares.

c.  Investment Experience. Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that Investor can protect its own interests. Investor has such knowledge and experience in financial and business matters so that Investor is capable of evaluating the merits and risks of its investment in the Company and is aware that the Company has not generated revenue, is a development stage company and may never be profitable.

d.  Speculative Nature of Investment. Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Investor can bear the economic risk of Investor’s investment and is able, without impairing Investor’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of Investor’s investment.

e.  Accredited Investor. The Investor is an “accredited investor’ within the meaning of Regulation D, Rule 50 1(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

f.   Rule 144. Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares subject to the satisfaction of certain conditions, including among other things, that the Shares must be held for a period of one year following the filing of the Super 8K containing Form 10 information as the Company has historically been considered a shell as such term is defined under Rule 144. Investor acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares.  Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

g.          Authorization.

i. Investor has all requisite power and authority to execute and deliver this Conversion Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of this Conversion Agreement, and the performance of all of the Investor’s obligations herein, has been taken.

ii. This Conversion Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii.  No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of this Conversion Agreement by the Investor or the performance of the Investor’s obligations hereunder.

j.  Brokers or Finders. Investor has not engaged any brokers, finders or agents, and the Company, except for an agreement entered with John Carris Investments LLC has not, and will not, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Conversion Agreement and the transactions related hereto.

k.  Tax Advisors. Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Conversion Agreement. With respect to such matters, such Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Conversion Agreement.

l.  Legends. Investor understands and agrees that the certificates evidencing the Shares shall bear a legend in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereonto duly authorized as of the day and year first above written.

TITLE STARTS ONLINE, INC.

By:	/s/ Stephen Burns
Stephen Burns
Chief Executive Officer

INVESTOR: BOWDEN TRANSPORTATION, LTD.

By:	/s/
Name
Title

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